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                                 EXHIBIT (m)(1)
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             DISTRIBUTION PLAN OF GARTMORE VARIABLE INSURANCE TRUST
                  (formerly Nationwide Separate Account Trust)
                             (Effective May 1, 2002)

     Section 1. This Distribution Plan (the "Plan") constitutes the distribution plan for the following classes of the series (each, a "Fund") of Gartmore Variable Insurance Trust (the "Trust"):


FUND                                                                   CLASSES
---------------------------------------------------------------------  --------
Gartmore GVIT Millennium Growth Fund. . . . . . . . . . . . . . . . .  Class II
  (formerly Gartmore NSAT Millennium Growth Fund)
Gartmore GVIT Global Technology and Communications Fund . . . . . . .  Class II
   (formerly Gartmore NSAT Global Technology and Communications Fund)
Gartmore GVIT Total Return Fund . . . . . . . . . . . . . . . . . . .  Class II
   (formerly Total Return Fund)
Gartmore GVIT Emerging Markets Fund . . . . . . . . . . . . . . . . .  Class II
   (formerly Gartmore NSAT Emerging Markets Fund)
Gartmore GVIT International Growth Fund . . . . . . . . . . . . . . .  Class II
   (formerly Gartmore NSAT International Growth Fund)
Turner GVIT Growth Focus Fund . . . . . . . . . . . . . . . . . . . .  Class II
   (formerly Turner NSAT Growth Focus Fund)
GVIT Small Cap Growth Fund. . . . . . . . . . . . . . . . . . . . . .  Class II
   (formerly Nationwide Small Cap Growth Fund)
GVIT Small Company Fund . . . . . . . . . . . . . . . . . . . . . . .  Class II
   (formerly Nationwide Small Company Fund)
Gartmore GVIT Global Health Sciences Fund . . . . . . . . . . . . . .  Class II
   (formerly Gartmore GVIT Global Health Sciences Fund)
Gartmore GVIT Asia Pacific Leaders Fund . . . . . . . . . . . . . . .  Class II
Gartmore GVIT European Leaders Fund . . . . . . . . . . . . . . . . .  Class II
Gartmore GVIT U.S. Growth Leaders Fund. . . . . . . . . . . . . . . .  Class II
   (formerly Gartmore NSAT U.S. Leaders Fund)
Gartmore GVIT U.S. Leaders Fund . . . . . . . . . . . . . . . . . . .  Class II
Gartmore GVIT Global Financial Services Fund. . . . . . . . . . . . .  Class II
Gartmore GVIT Global Utilities Fund . . . . . . . . . . . . . . . . .  Class II
Gartmore GVIT Worldwide Leaders Fund. . . . . . . . . . . . . . . . .  Class II
   (formerly Nationwide Global 50 Fund)
Gartmore GVIT Government Bond Fund. . . . . . . . . . . . . . . . . .  Class II
   (formerly Government Bond Fund)
GVIT Small Cap Value Fund . . . . . . . . . . . . . . . . . . . . . .  Class II
   (formerly Nationwide Small Cap Value Fund)
Gartmore GVIT Money Market Fund II
   (formerly Money Market Fund II)
Gartmore GVIT Investor Destinations Aggressive Fund1
   (formerly Gartmore GVIT Investor Destinations Aggressive Fund)
Gartmore GVIT Investor Destinations Moderately Aggressive Fund1
   (formerly NSAT Investor Destinations Moderately Aggressive Fund)
Gartmore GVIT Investor Destinations Moderate Fund1
   (formerly NSAT Investor Destinations Moderate Fund)
Gartmore GVIT Investor Destinations Moderately Conservative Fund1
   (formerly NSAT Investor Destinations Moderately Conservative Fund)
Gartmore GVIT Investor Destinations Conservative Fund1
   (formerly NSAT Investor Destinations Conservative Fund)
Dreyfus GVIT Mid Cap Index Fund . . . . . . . . . . . . . . . . . . .  Class II

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1    These  Funds  are  collectively  known  as  the "GVIT Investor Destinations
     Funds".

     The Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").


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     Section  2.  Subject to the limitations on the payment of asset-based sales charges set forth in Section 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), the Funds shall pay amounts not exceeding on an annual basis a maximum amount of:

     (a) 25 basis points (0.25%) of the average daily net assets of the Class II shares of each of the Funds (except GVIT Investor Destinations Funds and the Gartmore GVIT Money Market Fund II), all of which will be considered a distribution fee.

     (b) 25 basis points (0.25%) of the average daily net assets of the shares of each of the GVIT Investor Destinations Funds and Gartmore GVIT Money Market Fund II, all of which will be considered a distribution fee.

               These fees will be paid to Nationwide Advisory Services, Inc., (or its successor Gartmore Distribution Services, Inc. ("GDSI") once the Underwriting Agreement is transferred to GDSI) (each, an "Underwriter") for activities or expenses primarily intended to result in the sale or servicing of Fund shares. Distribution fees may be paid to an Underwriter, to an insurance company or its eligible affiliates for distribution activities related to the indirect marketing of the Funds to the owners of variable insurance contracts ("contract owners"), or to any other eligible institution. As described above, a distribution fee may be paid pursuant to the Plan for services including, but not limited to:

          (i) Underwriter services including (1) distribution personnel compensation and expenses, (2) overhead, including office, equipment and computer expenses, supplies and travel, (3) procurement of information, analysis and reports related to marketing and promotional activities and (4) expenses related to marketing and promotional activities;

          (ii) Printed documents including (1) fund prospectuses, statements of additional information and reports for prospective contract owners and (2) promotional literature regarding the Fund;

          (iii) Wholesaling services by the Underwriter or the insurance company including (1) training, (2) seminars and sales meetings and (3) compensation;

          (iv) Life insurance company distribution services including (1) fund disclosure documents and reports (2) variable insurance marketing materials, (3) Fund sub-account performance figures, (4) assisting prospective contract owners with enrollment matters,
               (5) compensation to the salesperson of the variable insurance contract and (6) providing other reasonable help with the distribution of Fund shares to life insurance companies; and

          (v)  Life  insurance  company  contract  owner  support.

     Section 3. This Plan shall not take effect until it has been approved by a vote of at least a majority (as defined in the 1940 Act) of the outstanding voting securities of each of the Funds, if adopted after any public offering of such shares, and by the vote of the Board of Trustees of the Trust, as described in Section 4 of the Plan.

     Section 4. This Plan shall not take effect with respect to a class of a Fund until it has been approved, together with any related agreements, by votes of the majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" (as defined in the 1940
Act) of the Trust and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to this Plan (the "Rule 12b-1 Trustees"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

     Section 5. Unless sooner terminated pursuant to Section 7 or 8, this Plan shall continue in effect with respect to the class of a Fund for a period of one year from the date it takes effect with respect to such class and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 4.

     Section 6. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Plan or any related agreement shall provide to the Board and the Board shall review at least quarterly a written report of the amounts so expended and the purposes for which such expenditures were made.

     Section 7. This Plan may be terminated as to a class of a Fund at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding affected class of such Fund.


                                    -- 338 --

     Section 8. Any agreement with any person relating to the implementation of this Plan shall be in writing, and shall provide:

     A. That such agreement may be terminated at any time with respect to a Class, without payment of any penalty, by vote of a majority of the Rule 12b-1 Trustees or by a vote of a majority of the outstanding Class Shares of the Fund on not more than 60 days written notice to any other party to the agreement; and

     B. That such agreement shall terminate automatically in the event of its assignment.

     Section 9. This Plan may not be amended to increase materially the amount of distribution expenses of a Fund provided for in Section 2 hereof, unless such amendment is approved in the manner provided in Section 3 hereof. No material amendment to this Plan shall be made unless approved in the manner provided for approval of this Plan in Section 4 hereof.

     Section 10. The provisions of the Plan are severable for each class of shares of the Funds and any action required hereunder must be taken separately for each class covered hereby.


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